SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                        Date of Report: January 16, 2002


                          ALLOY STEEL INTERNATIONAL, INC.
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                (Exact Name of Registrant as Specified in Charter)



         DELAWARE                      000-32875                98-0233941
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(State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)



42 MERCANTILE WAY MALAGA
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P.O. BOX 3087 MALAGA DC 6945
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(Address of principal executive offices)


Registrant's telephone number, including area code:  61 8 9248 3188
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (a)(1) On January 16, 2002, Alloy Steel dismissed HJ & Associates, LLC as its independent certified public accountant. HJ & Associates, LLC reviewed Alloy Steel's quarterly reports, but did not initiate an audit or render an audit report on Alloy Steel's financial statements. HJ & Associates, LLC's dismissal was recommended and approved by Alloy Steel's Board of Directors. For the interim periods reviewed by HJ & Associates, LLC prior to dismissal, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their review to the subject matter of the disagreement. For the interim periods reviewed by HJ & Associates, LLC prior to dismissal, HJ & Associates, LLC did not advise Alloy Steel of any of the matters identified in paragraph (a)(1)(iv)(B) of Item 304 of Regulation S-B.

         (a)(2) On January 16, 2002, Alloy Steel engaged Rothstein, Kass & Company, P.C. as its principal accountant to audit the Alloy Steel's financial statements. Alloy Steel did not consult Rothstein, Kass & Company, P.C. on any matters described in paragraph (a)(2)(i) or (ii) of Item 304 of Regulation S-B since Alloy Steel's inception on May 4, 2000 or any subsequent interim period prior to engaging Rothstein, Kass & Company, P.C.

         (a)(3) Alloy Steel requested HJ & Associates, LLC to furnish a letter addressed to the SEC, stating whether it agrees with the statements made by Alloy Steel and, if not, stating the respects in which it does not agree.

         (a)(4) HJ & Associates did not issue a report in connection with its review of the interim financial statements of Alloy Steel.


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                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    ALLOY STEEL INTERNATIONAL, INC.



Date:  January 23, 2002               By:   /s/ Alan Winduss
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                                       Name:  Alan Winduss
                                       Its:  Chief Financial Officer




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